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                                                                   EXHIBIT 15

                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the following KeyCorp ("Key") Registration Statements of our review report, dated October 15, 1999, relating to the unaudited condensed consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

Form S-3 No. 33-58405
Form S-3 No. 333-10577
Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601
Form S-3 No. 333-76619          (Post-Effective Amendment No. 1)
Form S-3 No. 333-88063
Form S-3 No. 333-85189

Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-19151
Form S-4 No. 333-61025

Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-65391
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189

Form S-8 No. 33-31569           (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-44657           (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-51717           (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 333-61025          (Post-Effective Amendment No. 1 to Form S-4)


Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                           /s/  Ernst & Young LLP

Cleveland, Ohio
November 8, 1999